Exhibit 99.1
BladeLogic, Inc.
Index to Consolidated Financial Statements

Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheets as of September 30, 2007, and September 30, 2006	3

Consolidated Statements of Operations for the Twelve Months Ended September 30, 2007, the Nine Months Ended September 30, 2006, and the Twelve Months Ended December 31, 2005	4

Consolidated Statements of Changes in Redeemable Preferred Stock and Stockholders’ Equity (Deficit) for the Twelve Months Ended September 30, 2007, the Nine Months Ended September 30, 2006, and the Twelve Months Ended December 31, 2005	5

Consolidated Statements of Cash Flows for the Twelve Months Ended September 30, 2007, the Nine Months Ended September 30, 2006, and the Twelve Months Ended December 31, 2005	7

Notes to Consolidated Financial Statements	8

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders of BladeLogic, Inc.:
We have audited the accompanying consolidated balance sheets of BladeLogic, Inc. (the Company) as of September 30, 2007 and 2006, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders’ equity (deficit), and cash flows for year ended September 30, 2007, the nine month period ended September 30, 2006 and the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BladeLogic, Inc. at September 30, 2007 and 2006, and the consolidated results of its operations and its cash flows for the year ended September 30, 2007, the nine month period ended September 30, 2006 and the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.
As discussed in Note 2 to the consolidated financial statements, on January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, using the prospective-transition method.

/s/ ERNST & YOUNG LLP
Boston, Massachusetts
November 26, 2007

BladeLogic, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and par value)

	September 30,	September 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$80,694	$7,835
Accounts receivable, net	11,907	6,598
Prepaid expenses and other current assets	2,171	490

Total current assets	94,772	14,923
Property and equipment, net	1,237	882
Other assets	196	215

Total assets	$96,205	$16,020

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$671	$511
Accrued employee costs	5,906	2,359
Accrued other expenses	4,001	1,641
Deferred revenue, current portion	12,336	8,097

Total current liabilities	22,914	12,608
Deferred revenue, net of current portion	2,513	677
Stockholder deposits on restricted stock purchase	228	445

Total liabilities	25,655	13,730
Commitments (Notes 7 and 11)
Redeemable preferred stock:
Redeemable series A preferred stock, $0.001 par value; no shares authorized, issued and outstanding at September 30, 2007; 12,000,000 shares authorized, issued and outstanding at September 30, 2006 (liquidation preference $5,880)	—	5,137
Redeemable convertible preferred stock, $0.001 par value; no shares issued and outstanding at September 30, 2007; 19,114,222 shares authorized, issued and outstanding at September 30, 2006 (liquidation preference $22,800) (Note 8)	—	22,756
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding at September 30, 2007	—	—
Common stock, $0.001 par value; 90,000,000 shares authorized; 26,910,004 shares issued and outstanding at September 30, 2007; 12,090,906 shares issued and outstanding at September 30, 2006	27	12
Additional paid-in capital	101,708	5,475
Accumulated deficit	(31,253)	(31,079)
Accumulated other comprehensive income (loss)	68	(11)

Total stockholders’ equity (deficit)	70,550	(25,603)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$96,205	$16,020

The accompanying notes are an integral part of the consolidated financial statements.

BladeLogic, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Fiscal Periods
	Twelve Months Ended	Nine Months Ended	Twelve Months Ended
	September 30, 2007	September 30, 2006	December 31, 2005
Net revenue:
License revenue	$43,313	$16,697	$11,324
Services revenue	19,366	7,871	7,000

Total net revenue	62,679	24,568	18,324

Cost of revenue:
Cost of license revenue	1,498	509	347
Cost of services revenue	8,654	3,403	3,321

Total cost of revenue	10,152	3,912	3,668

Gross profit	52,527	20,656	14,656

Operating expense:
Sales and marketing	35,998	17,258	13,318
Research and development	12,604	8,750	7,220
General and administrative	4,864	2,150	1,950

Total operating expenses	53,466	28,158	22,488

Loss from operations	(939)	(7,502)	(7,832)

Other income (expense):
Interest income	931	284	259
Interest expense	(1)	—	(43)
Other income (expense)	406	96	(146)

Total other income, net	1,336	380	70

Income (loss) before provision for income taxes	397	(7,122)	(7,762)

Provision for income taxes	571	124	115

Net loss	(174)	(7,246)	(7,877)

Accretion of preferred stock	782	355	438

Net loss applicable to common stockholders	$(956)	$(7,601)	$(8,315)

Basic and diluted net loss per common share	$(0.07)	$(0.66)	$(0.76)

Weighted average shares used in calculation of basic and diluted net loss per common share	14,694	11,551	10,976
The accompanying notes are an integral part of the consolidated financial statements.

BladeLogic, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2007, THE NINE MONTHS ENDED
SEPTEMBER 30, 2006, AND TWELVE MONTHS ENDED DECEMBER 31, 2005
(in thousands, except share and par value data)

	Redeemable		Redeemable
	Series A		Convertible								Accumulated
	Preferred Stock		Preferred Stock		Common Stock			Notes			Other	Total
	Number		Number		Number	$0.001	Additional	Receivable	Deferred		Comprehensive	Stockholders’
	of		of		of	Par	Paid-in	from	Stock	Accumulated	Income	Equity
	Shares	Amount	Shares	Amount	Shares	Value	Capital	Shareholders	Compensation	Deficit	(Loss)	(Deficit)
Balance at December 31, 2004	12,000,000	4,439	16,736,765	15,898	11,258,054	12	2,491	(298)	(46)	(15,956)	(27)	(13,824)
Sales of Series D redeemable convertible preferred stock, net of issuance costs of $37	—	—	2,377,457	6,763	—	—	—	—	—	—	—	—
Reversal related to unamortized portion of deferred stock compensation related to terminated employees	—	—	—	—	—	—	(11)	—	11	—	—	—
Issuance of common stock from exercise of stock options	—	—	—	—	220,986	—	155	—	—	—	—	155
Issuance of restricted common stock	—	—	—	—	207,800	—	—	—	—	—	—	—
Vesting of restricted common stock	—	—	—	—	—	—	70	—	—	—	—	70
Repurchase and retirement of common stock	—	—	—	—	(39,174)	—	—	—	—	—	—	—
Accretion of redeemable preferred stock	—	388	—	—	—	—	(388)	—	—	—	—	(388)
Accretion of redeemable convertible preferred stock	—	—	—	50	—	—	(50)	—	—	—	—	(50)
Repayment of note receivable	—	—	—	—	—	—	—	13	—	—	—	13
Conversion of note receivables from full recourse notes to non-recourse notes	—	—	—	—	—	—	(353)	285	—	—	—	(68)
Stock-based compensation expense	—	—	—	—	5,228	—	1,273	—	35	—	—	1,308
Currency translation adjustment	—	—	—	—	—	—	—	—	—	—	(9)	(9)
Net loss	—	—	—	—	—	—	—	—	—	(7,877)	—	(7,877)

Balance at December 31, 2005	12,000,000	4,827	19,114,222	22,711	11,652,894	12	3,187	—	—	(23,833)	(36)	(20,670)

BladeLogic, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2007, THE NINE MONTHS ENDED
SEPTEMBER 30, 2006, AND TWELVE MONTHS ENDED DECEMBER 31, 2005
(in thousands, except share and par value data)

	Redeemable		Redeemable
	Series A		Convertible								Accumulated
	Preferred Stock		Preferred Stock		Common Stock			Notes			Other	Total
	Number		Number		Number	$0.001	Additional	Receivable	Deferred		Comprehensive	Stockholders’
	of		of		of	Par	Paid-in	from	Stock	Accumulated	Income	Equity
	Shares	Amount	Shares	Amount	Shares	Value	Capital	Shareholders	Compensation	Deficit	(Loss)	(Deficit)
Balance at December 31, 2005	12,000,000	4,827	19,114,222	22,711	11,652,894	12	3,187	—	—	(23,833)	(36)	(20,670)

Issuance of common stock from exercise of stock options	—	—	—	—	257,710	—	226	—	—	—	—	226
Issuance of restricted common stock	—	—	—	—	235,277	—	—	—	—	—	—	—
Vesting of restricted common stock	—	—	—	—	—	—	311	—	—	—	—	311
Repurchase of unvested restricted common stock	—	—	—	—	(58,905)	—	—	—	—	—	—	—
Accretion of redeemable preferred stock	—	310	—	—	—	—	(310)	—	—	—	—	(310)
Accretion of redeemable convertible preferred stock	—	—	—	45	—	—	(45)	—	—	—	—	(45)
Interest on note receivables	—	—	—	—	—	—	(24)	—	—	—	—	(24)
Stock-based compensation expense	—	—	—	—	3,930	—	2,130	—	—	—	—	2,130
Currency translation adjustment	—	—	—	—	—	—	—	—	—	—	25	25
Net loss	—	—	—	—	—	—	—	—	—	(7,246)	—	(7,246)

Balance at September 30, 2006	12,000,000	5,137	19,114,222	22,756	12,090,906	12	5,475	—	—	(31,079)	(11)	(25,603)
Issuance of common stock from exercise of stock options and purchases	—	—	—	—	386,565	—	543	—	—	—	—	543
Issuance of common stock in initial public offering, net of issuance cost	—	—	—	—	4,690,000	5	71,586	—	—	—	—	71,591
Issuance of restricted common stock	—	—	—	—	137,500	—	—	—	—	—	—	—
Vesting of restricted common stock	—	—	—	—	—	—	217	—	—	—	—	217
Accretion of redeemable preferred stock	—	743	—	—	—	—	(743)	—	—	—	—	(743)
Accretion of redeemable convertible preferred stock	—	—	—	39	—	—	(39)	—	—	—	—	(39)
Redemption of redeemable series A preferred stock	(12,000,000)	(5,880)	—	—	—	—	—	—	—	—	—	—
Conversion of redeemable preferred Stock into common stock	—	—	(19,114,222)	(22,795)	9,557,098	10	22,785	—	—	—	—	22,795
Cashless exercise of warrants	—	—	—	—	47,935	—	—	—	—	—	—	—
Repayment of note receivable	—	—	—	—	—	—	362	—	—	—	—	362
Stock-based compensation expense	—	—	—	—	—	—	1,522	—	—	—	—	1,522
Currency translation adjustment	—	—	—	—	—	—	—	—	—	—	79	79
Net loss	—	—	—	—	—	—	—	—	—	(174)	—	(174)

Balance at September 30, 2007	—	—	—	—	26,910,004	27	101,708	—	—	(31,253)	68	70,550
The accompanying notes are an integral part of the consolidated financial statements.

BladeLogic, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Periods
	Twelve Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	September 30,	September 30,	December 31,
	2007	2006	2005
Cash flows from operating activities:
Net loss	$(174)	$(7,246)	$(7,877)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	674	411	402
Loss on disposal of fixed assets	3	—	—
Provision for bad debt	(66)	9	(43)
Interest on stockholder loans	—	(24)	(14)
Stock-based compensation	1,522	2,130	1,308
Changes in operating accounts:
Accounts receivable	(5,243)	(3,235)	1,191
Prepaid expenses and other current assets	(1,656)	(46)	(334)
Other long-term assets	19	(215)	—
Accounts payable	150	(117)	130
Accrued employee costs	3,410	857	(89)
Accrued other expenses	1,830	827	185
Deferred revenue	6,075	3,169	1,375

Net cash provided by (used in) operating activities	6,544	(3,480)	(3,766)

Cash flows from investing activities:
Purchase of property and equipment	(1,014)	(425)	(640)

Net cash used in investing activities	(1,014)	(425)	(640)

Cash flows from financing activities:
Proceeds from sale of preferred stock, net of issuance costs	—	—	6,763
Proceeds from sale of common in connection with the Company’s initial public offering, net of issuance costs	72,077	—	—
Proceeds from sale of common and restricted stock	543	562	487
Redemption of Series A redeemable preferred stock	(5,880)	—	—
Repayments of equipment loans and capital lease obligations	—	—	(226)
Proceeds from repayment of shareholder notes receivable	362	—	13

Net cash provided by financing activities	67,102	562	7,037

Effect of exchange rates on cash	227	25	(4)

Net increase (decrease) in cash and cash equivalents	72,859	(3,318)	2,627
Cash and cash equivalents at beginning of period	7,835	11,153	8,526

Cash and cash equivalents at end of period	$80,694	$7,835	$11,153

Supplemental disclosure of cash flow information:
Cash paid for interest	$1	$—	$43

Cash paid for income taxes	$194	$101	$74

Supplemental disclosure of non-cash financing activity:
Accrued initial public offering issuance cost	$486	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

BladeLogic, Inc.
Notes to Consolidated Financial Statements
1. Organization and Operations
BladeLogic, Inc. (the Company) was incorporated in the State of Delaware on July 31, 2001. The Company’s products and services enable organizations of any size to address the full lifecycle of data center management using one integrated solution for provisioning, change, administration and compliance across complex, distributed server and application environments. The Company’s solution provides IT departments the ability to effect rapid changes within the data center in a highly precise, secure and automated manner. The Company sells its products and support services through its direct sales force and, to a lesser extent, distribution partners.
The Company is headquartered in Lexington, Massachusetts. In addition to its multiple sales offices in North America, the Company also maintains sales offices in the United Kingdom, Europe and Asia.
2. Summary of Significant Accounting Policies
The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described below and elsewhere in these notes to the consolidated financial statements.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
Change in fiscal year
In November 2005, the Company’s management and the Board of Directors elected to change, effective January 1, 2006, the Company’s fiscal year end from December 31 to September 30.
Management’s Estimates and Uncertainties
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Significant estimates and judgments relied upon by the Company’s management in preparing these financial statements include revenue recognition, allowances for doubtful accounts, stock-based compensation and the recoverability of the Company’s net deferred tax assets and related valuation allowance.
Although the Company regularly assesses these estimates, actual results could differ materially from these estimates. Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from the Company’s estimates if these results differ from historical experience or other assumptions prove not to be substantially accurate, even if such assumptions are reasonable when made.
Cash and Cash Equivalents
Cash equivalents consist of highly liquid investments with original maturities of 90 days or less. Cash equivalents are carried at cost, which approximates fair market value.
Financial Instruments
Financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The estimated fair value of these financial instruments approximates their carrying value.

Revenue Recognition
The Company recognizes revenue in accordance with the provisions of the American Institute of Certified Public Accountants’ Statement of Position 97-2, Software Revenue Recognition as amended by SOP No. 98-9, Modification of SOP 97-2 With Respect to Certain Transactions , and derives revenue from software license fees, post-contract customer support, or PCS, and professional services. The Company generally sells licenses and services together as part of multiple-element arrangements. When the Company enters into a multiple-element arrangement, it uses the residual method to allocate the total fee among the elements of the arrangement. Under the residual method, license revenue is recognized upon delivery when vendor-specific objective evidence, or VSOE, of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement. Each license arrangement requires that the Company analyze the individual elements in the transaction and estimate the fair value of each undelivered element, which typically includes PCS and professional services. License revenue consists of license fees charged for the use of our products under perpetual and term license arrangements. License revenue from a perpetual arrangement is recognized upon delivery while license revenue from a term arrangement is recognized ratably over the duration of the arrangement on a straight-line basis. If an arrangement contains the right to receive additional software products on a when-and-if available basis and VSOE of fair value does not exist for this right, the Company defers all fees from such arrangements and records revenue on a subscription basis over the term of the arrangement beginning with the delivery of the first product. Additionally, for arrangements that include customer acceptance or other material non-standard terms, we defer revenue recognition until after acceptance, and all other criteria for revenue recognition have been met.
The Company recognizes revenue associated with software licenses and services sold through distributors, system integrators, managed service providers and value-added resellers (collectively, “resellers”) upon sell through to the end user so long as all other criteria for revenue recognition have been met.
PCS includes telephone support, bug fixes, and unspecified rights to product upgrades and enhancements, and are recognized ratably over the term of the service period, which is generally 12 months. The Company estimates the fair value of the PCS portion of an arrangement based on the price charged for PCS when sold separately. The Company sells PCS separately from any other element when customers renew PCS. In multiple-element arrangements where the Company sells maintenance for less than fair value, the Company defers the contractual price of the maintenance plus the difference between such contractual price and the fair value of maintenance. The Company makes a corresponding reduction in license revenue. Professional services include installation, basic consulting, training and reimbursable out-of-pocket expenses. The Company recognizes revenue for professional services as the services are performed. Generally, professional services relate to the implementation of the Company’s software products are not deemed essential to the functionality of the software products, and therefore, services revenue is recognized separately from license revenue. The fair value of the professional services portion of the arrangement is based on the rates that the Company charges for these services when sold independently from a software license. If, in the Company’s judgment, evidence of fair value cannot be established for the undelivered elements, the entire amount of revenue from the arrangement is deferred until evidence of fair value can be established, or until the elements for which evidence of fair value could not be established are delivered.
Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is considered probable. The Company recognizes revenue based on the following:
•	Evidence of an arrangement. The Company considers a non-cancelable purchase order, with terms governed by a contract, to be representative of persuasive evidence of an arrangement.

•	Delivery has occurred. The Company considers delivery of the software to have occurred when a CD or other medium containing the licensed software is provided to a common carrier (FOB origin) or, in the case of electronic delivery, the customer is given electronic access to the licensed software, and no post-delivery obligations exist other than PCS and professional services. The Company considers delivery of services to occur upon performance of the contracted services.

•	Fees are fixed or determinable. Generally, the Company considers all arrangements with payment terms extending beyond 90 days and other arrangements with payment terms longer than those normally provided to customers in certain geographic areas not to be fixed or determinable. If the fee is not fixed or determinable, revenue is recognized upon the earlier of cash receipt or when the amount becomes due and payable. If the fee is subject to refund or concession, the Company recognizes revenue when the right to a refund or concession lapses.

•	Collection is deemed probable. The Company conducts a credit review for all transactions at the inception of an arrangement to determine the creditworthiness of the customer. If the Company determines that collection is not probable, revenue is deferred and recognized upon the receipt of cash.
The Company generally ship’s its products within 30 days after acceptance of a customer purchase order and execution of a software license agreement. A high percentage of the Company’s revenue has historically been generated in the third month of each fiscal quarter, and this revenue tends to be concentrated in the later part of that month. In some cases, the Company has discretion over the timing of product shipments, which affects the timing of revenue recognition for software license orders. In those cases, the Company considers a number of factors including: the delivery dates requested by customers and resellers; third party inventory on hand required to fulfill the order; the amount and number of license orders received in a quarter and the degree to which such orders are concentrated at the end of a quarter; and our operational capacity to fulfill such orders at the end of a quarter. Orders may exist at the end of a quarter that have not been shipped and not recognized as revenue.

Product Warranties
Substantially all of the Company’s software products are covered by a standard 90 day warranty. In the event of a failure of software covered by this warranty, the Company must repair or replace the software or, if those remedies are insufficient, provide a refund. To date, the Company has not been required to record any reserve or revise any of the Company’s assumptions or estimates used in determining its warranty allowance. If the historical data the Company uses to calculate the adequacy of the warranty allowance is not indicative of future requirements, a warranty reserve may be required.
Allowance for Doubtful Accounts
The Company offsets gross trade accounts receivable with an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews the allowance for doubtful accounts on a regular basis, and all past due balances are reviewed individually for collectibility. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Provisions for doubtful accounts are recorded in sales and marketing expense.
Below is a summary of the changes in the Company’s allowance for doubtful accounts for the twelve months ended September 30, 2007, for the nine months ended September 30, 2006, and for the twelve months ended December 31, 2005.

	Balance at			Balance at
	Beginning of			End of
	Period	Provision	Write-offs	Period
	(in thousands)

Twelve Months Ended December 31, 2005	$100	$(43)	$—	$57
Nine Months Ended September 30, 2006	57	36	(27)	66
Twelve Months Ended September 30, 2007	66	(66)	—	—
Concentrations of Credit Risk and Off-Balance Sheet Risk
Financial instruments that potentially expose the Company to concentrations of credit risk consist mainly of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents principally in accredited financial institutions of high credit standing. The Company routinely assesses the credit worthiness of its customers. The Company generally has not experienced any significant losses related to individual customers or groups of customers in any particular industry or area. The Company does not require collateral. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be probable in the Company’s accounts receivable. The Company had one customer whose revenue individually represented 10% or more of the Company’s total annual revenue as of the dates set forth below:

	Fiscal Periods
	Twelve Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	September 30,	September 30,	December 31,
	2007	2006	2005
Customer A	*	*	15%

*	Less than 10% of total revenue.
The Company had certain customers whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable as of the dates set forth below:

	As of
	September 30,	September 30,
	2007	2006
Customer A	*	14%
Customer B	*	12%
Customer C	14%	*
Customer D	11%	*
Customer E	10%	*

*	Less than 10% of total accounts receivable.

Property and Equipment
Purchases of property and equipment are capitalized and stated at cost. Expenditures for maintenance and repairs are expensed as incurred. The Company reviews its property and equipment whenever events or changes in circumstances indicate that the carrying value of certain assets might not be recoverable.
Depreciation is calculated on the straight-line method based on the month the asset is placed in service over the following estimated useful lives:

Estimated Useful Life
Computer hardware and software	3 years
Furniture and fixtures	3 years
Leasehold improvements	Shorter of useful life or life of lease
Research and Development Costs
Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed (“SFAS 86”), requires the capitalization of certain software development costs subsequent to the establishment of technology feasibility. Based on the Company’s product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all such costs to research and development expense in the accompanying statements of operations.
Stock-Based Compensation
As of September 30, 2007, the Company had two stock-based employee compensation plans which are more fully described in Note 9. Through December 31, 2005, the Company accounted for its stock-based awards to employees using the intrinsic value method prescribed in APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Under the intrinsic value method, compensation expense is measured on the date of the grant as the difference between the deemed fair value of the Company’s common stock and the exercise or purchase price multiplied by the number of stock options or restricted stock awards granted.
Through December 31, 2005, the Company accounted for stock-based compensation expense for non-employees using the fair value method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation , and EITF No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods and Services, and recorded the fair value of non-employee stock options as an expense over the vesting term of the option.
In December 2004, FASB issued SFAS No. 123(R), Share-Based Payment , which requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. The Company adopted SFAS No. 123(R) effective January 1, 2006. SFAS No. 123(R) requires nonpublic companies that used the minimum value method in SFAS No. 123 for either recognition or pro forma disclosures to apply SFAS No. 123(R) using the prospective transition method. As such, the Company will continue to apply APB Opinion No. 25 in future periods to equity awards outstanding at the date of SFAS No. 123(R)’s adoption that were measured using the minimum value method. Effective with the adoption of SFAS No. 123(R), the Company has elected to use the Black-Scholes option pricing model to determine the fair value of stock options granted to employees and non-employees. In accordance with SFAS No. 123(R), the Company has recognized the fair value of employee stock-based awards granted or modified on or after January 1, 2006 using the straight line method over the vesting period of the award.
Advertising Expense
Advertising expense primarily includes promotional expenditures and are expensed as incurred. Amounts incurred for advertising expense were not material for the twelve months ended September 30, 2007, the nine months ended September 30, 2006 and the twelve months ended December 31, 2005.

Comprehensive Income (Loss)
SFAS No. 130, Reporting Comprehensive Income , establishes standards for reporting and displaying comprehensive income (loss) and its components in financial statements. Comprehensive income (loss) is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The comprehensive income (loss) for all periods is as follows:

	Fiscal Periods
	Twelve Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	September 30,	September 30,	December 31,
	2007	2006	2005
	(in thousands)

Net loss	$(174)	$(7,246)	$(7,877)
Other comprehensive income (loss):
Currency translation adjustment	79	25	(9)

Total comprehensive income (loss)	$(95)	$(7,221)	$(7,886)

Foreign Currency Translation
The financial statements of the Company’s foreign subsidiaries are translated from local currency into U.S. dollars using the current exchange rate at balance sheet date for assets and liabilities, and the average exchange rate prevailing during the period for revenue and expenses. The functional currency for the Company’s foreign subsidiaries is considered to be the local currency for each entity and, accordingly, translation adjustments for these subsidiaries are included in accumulated other comprehensive loss within stockholders’ deficit. Certain intercompany and third-party foreign currency-denominated transactions generated foreign currency remeasurement gains (losses) of $408,000, $101,000 and $(150,000) for the twelve months ended September 30, 2007, the nine months ended September 30, 2006 and the twelve months ended December 31, 2005, respectively. Such gains (losses) are included within other income (expense) within the consolidated statements of operations.
Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes , which is the asset and liability method for accounting and reporting for income taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized based on temporary differences between the financial reporting and income tax bases of assets and liabilities using statutory rates. In addition, SFAS No. 109 requires a valuation allowance against net deferred tax assets if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
Net Loss Per Share
The Company calculates net income (loss) per share in accordance with SFAS No. 128, Earnings Per Share , as clarified by EITF Issue No. 03-6, Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share . EITF Issue No. 03-6 clarifies the use of the “two-class” method of calculating earnings per share as originally prescribed in SFAS No. 128. Effective for periods beginning after March 31, 2004, EITF Issue No. 03-6 provides guidance on how to determine whether a security should be considered a “participating security” for purposes of computing earnings per share and how earnings should be allocated to a participating security when using the two-class method for computing basic earnings per share. The Company has determined that its redeemable convertible preferred stock represents a participating security and therefore has applied the provisions of EITF Issue No. 03-6.

Under the two-class method, basic net income (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted-average number of common shares outstanding for the fiscal period. Diluted net income (loss) per share is computed using the more dilutive of (a) the two-class method or (b) the if-converted method. The Company has allocated net income first to preferred stockholders equal to the accretion of a discount and dividends on the outstanding preferred stock and then to preferred and common stockholders based on ownership interests. Net losses are not allocated to preferred stockholders. Diluted net income (loss) per share is the same as basic net income (loss) per share as losses have been allocated to the common stockholders for the nine months ended September 30, 2006 and twelve months ended December 31, 2005.
A reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share is as follows:

	Fiscal Periods
	Twelve Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	September 30,	September 30,	December 31,
	2007	2006	2005
	(in thousands except per share data)

Numerator:
Net loss	$(174)	$(7,246)	$(7,877)
Accretion of preferred stock dividends	782	355	438

Net loss applicable to common stockholders	$(956)	$(7,601)	$(8,315)

Denominator:
Basic and diluted weighted average share of common stock outstanding	14,694	11,551	10,976

Calculation of Net Loss Per Common Share:
Basic and diluted:
Net loss applicable to common stockholders	$(956)	$(7,601)	$(8,315)

Weighted average shares of common stock outstanding	14,694	11,551	10,976

Net loss per common share	$(0.07)	$(0.66)	$(0.76)

In calculating diluted earnings per share for the twelve months ended September 30, 2007, the nine months ended September 30, 2006 and twelve months ended December 31, 2005, shares related to redeemable convertible preferred stock and outstanding stock options and warrants were excluded because they were anti-dilutive.
Recent Accounting Pronouncements
In February 2007, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 . SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. This Statement applies to all entities, including not-for-profit organizations. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2009. The Company is currently evaluating the impact of SFAS No. 159 on its financial statements.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements , or SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the Board of Directors having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not expect the adoption of SFAS No. 157 in fiscal 2008 to have a material impact on our consolidated financial position, results of operation or cash flows.

In June 2006, the FASB published FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, Accounting for Income Taxes . This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for us in fiscal year 2008 beginning October 1, 2007. The adoption of FIN 48 is not expected to have a material impact on our consolidated financial position, results of operation or cash flows.
3. Cash and Cash Equivalents
Cash and cash equivalents consist of the following:

	As of
	September 30,	September 30,
	2007	2006
	(in thousands)

Cash	$3,845	$1,460
Money market funds	76,849	441
Commercial paper	—	5,934

Total cash and cash equivalents	$80,694	$7,835

4. Property and Equipment
Property and equipment consists of the following:

	As of
	September 30,	September 30,
	2007	2006
	(in thousands)

Computer hardware and software	$3,091	$2,178
Furniture and fixtures	174	95
Leasehold improvements	39	47

	3,304	2,320
Less accumulated depreciation	(2,067)	(1,438)

Property and equipment, net	$1,237	$882

The Company recorded depreciation expense of $674,000, $411,000 and $402,000 for the twelve months ended September 30, 2007, the nine months ended September 30, 2006, and the twelve months ended December 31, 2005, respectively. As of September 30, 2007, September 30, 2006 and December 31, 2005, the Company had no fixed assets under capital lease, as the Company repaid all capital leases in full during fiscal 2005.

5. Notes Receivable from Shareholders
Notes receivable from shareholders represent notes assumed as part of the Company’s 2001 acquisition of Network Shell, Inc. The notes receivable are collateralized by the shareholders’ fully vested stock and bear interest at 5%, compounded semiannually. Two former employees and one non-executive employee are counter-parties to the notes.
In January 2005, one of the notes was repaid. In February and August 2005, the Company amended the two remaining outstanding notes to extend the due dates to February 2006 and August 2008. As a result of these amendments, the notes have been considered non-recourse for accounting purposes and are accounted for as variable stock options under the provisions of APB 25. APB 25 requires variable stock options to be remeasured at each reporting date with any increase being recorded as compensation expense. For the nine months ended September 30, 2006 and twelve months ended December 31, 2005, the Company recorded compensation expense of $1,799,000 and $1,261,000 respectively, related to these notes.
In September 2006, the Company modified one of the awards, amending the note to make it non-interest bearing. The Company recorded $30,000 of stock compensation expense as a result of this modification, and the note is no longer subject to variable accounting. As a result, no compensation expense for the amended award was recorded for the twelve months ended September 30, 2007. Stock-based compensation expense of $18,000 was recorded for the twelve months ended September 30, 2007 for the other outstanding note. All of the outstanding notes and related accrued interest were paid in full during the twelve months ended September 30, 2007.
As these notes were considered stock options for accounting purposes, the principal balance of the notes and the related interest receivables are not shown as outstanding on the balance sheet. Below is a summary of the amounts outstanding as of September 30, 2007, September 30, 2006 and December 31, 2005.

	As of
	September 30,	September 30,	December 31,
	2007	2006	2005
	(in thousands)

Principal	$—	$270	$285
Accrued interest	—	92	67

Note receivable	$—	$362	$352

6. Deferred revenues
Deferred revenue consists of the following:

	As of
	September 30,	September 30,
	2007	2006
	(in thousands)

License	$3,193	$3,267
Services	9,143	4,830

Deferred revenue, current portion	12,336	8,097
License	1,207	392
Services	1,306	285

Deferred revenue, net of current portion	2,513	677

Total deferred revenue(a)	$14,849	$8,774

(a)	Substantially all of the long-term deferred revenue contracts will be recognized into revenue in the twelve months following March 31, 2008.
Deferred license revenue consists of term and perpetual software license contracts subject to ratable or subscription accounting. Deferred license revenue is recognized as license revenue on a straight-line basis over the applicable PCS period.
Deferred services revenue consists mainly of PCS contracts and to a lesser extent pre-paid professional service contracts. Services revenues are recognized as services revenue upon delivery of the service.

7. Financing Agreements
Line of Credit
The Company has a secured line of credit of up to $7,500,000, subject to compliance with certain financial metrics, through June 2008. The Company has never drawn on the line thus there were no amounts ever outstanding. Interest on borrowings accrues at prime plus one-half percent and borrowings are secured by a portion of the Company’s domestic accounts receivable.
8. Redeemable Preferred Stock
As of September 30, 2006, the authorized capital stock of the Company included 31,114,222 shares of preferred stock, $0.001 par value per share, of which 12,000,000 shares were designated Series A redeemable preferred stock (Series A Preferred Stock), 13,356,484 shares were designated Series B convertible preferred stock (Series B Preferred Stock), 3,380,281 shares were designated Series C convertible preferred stock (Series C Preferred Stock) and 2,377,457 shares were designated Series D convertible preferred stock (Series D Preferred Stock).
In September 2001, the Company issued 12,000,000 shares of Series A Preferred Stock and 6,000,000 shares of common stock, for an aggregate cash payment of $6,000,000. The shares of the Series A Preferred Stock and common shares were recorded at their relative fair values at the date of issuance, less direct issuance costs. Net proceeds were $5,965,000.
In May, July and December 2002, the Company issued a total of 13,262,990 shares of Series B Preferred Stock for an aggregate cash payment of approximately $10,000,000. In December 2003, the Company issued an additional 93,494 of Series B Preferred Stock for an aggregate cash payment of $70,000. The shares of the Series B Preferred Stock were recorded at their issuance price, less direct issuance costs. Net proceeds were approximately $9,835,000 and $68,000 in 2002 and 2003, respectively.
In June 2004, the Company issued 3,380,281 shares of Series C Preferred Stock for aggregate cash payments of $6,000,000. The shares of the Series C Preferred Stock were recorded at their issuance price, less direct issuance costs. Net proceeds were $5,935,000.
In June 2005, the Company issued 2,377,457 shares of Series D Preferred Stock for aggregate cash payments of $6,800,000. The shares of the Series D Preferred Stock were recorded at their issuance price, less direct issuance costs. Net proceeds were $6,763,000.
All redeemable convertible preferred stock was converted to common stock upon the consummation of the Company’s initial public offering in fiscal period 2007. The following table describes the individual series of redeemable convertible preferred stock incorporated in total into the consolidated balance sheets statement as of September 30, 2006:

	Shares
		Issued and	Balance As Of
Redeemable Convertible Preferred Stock	Authorized	Outstanding	September 30, 2006
			(dollars in thousands)

Series B	13,356,484	13,356,484	$9,983
Series C	3,380,281	3,380,281	5,986
Series D	2,377,457	2,377,457	6,787

Total	19,114,222	19,114,222	$22,756

Prior to the redemption and conversion of the Company’s preferred stock in fiscal period 2007, the rights, preferences, and privileges of the preferred stock were as follows:
Dividends
The holders of the preferred stock shall be entitled to receive dividends, when and if declared by the Board of Directors, on an equivalent basis to those declared and paid on common shares. The Company has never declared or paid dividends.
Voting Rights
Holders of each share of common stock and each share of the convertible preferred stock, on an as converted basis, is entitled to one vote. The holders of the Series A Preferred Stock have no voting rights other than in votes pertaining to the preferred stock only.

Conversion
Each share of the convertible preferred stock was convertible at any time into common stock at the option of the holder into the number of shares obtained by dividing $1.50 in the case of the Series B Preferred Stock, $3.55 in the case of the Series C Preferred Stock and $5.72 in the case of Series D Preferred Stock by the conversion price in effect at the time of conversion. The conversion prices of $1.50 for the Series B Preferred Stock, $3.55 for the Series C Preferred Stock and $5.72 for the Series D Preferred Stock were subject to adjustment in the case of certain dilutive events. The convertible preferred stockholders were required to convert all of their shares into common stock at the then-effective conversion rate upon the closing of a public offering of the Company’s common stock if the price per share in the offering is at least $7.50 and the aggregate proceeds are at least $20,000,000 (a “Qualified Public Offering”).
Redemption
Upon the written request of at least two-thirds of the aggregate Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (together, the Preferred Stock) the Company was obligated to redeem one-third of the preferred shares on November 15, 2007, 2008, and 2009, respectively, in cash, for $0.49 per share of Series A Preferred Stock, $0.7487 per share of Series B Preferred Stock, $1.775 per share of Series C Preferred Stock and $2.8602 per share of Series D Preferred Stock. The Preferred Stock was being accreted to its redemption value over the term of the redemption period. The accretion of the Preferred Stock is shown as a decrease to additional paid-in capital in the statement of changes in redeemable preferred stock and stockholders’ deficit.
Upon the completion of a Qualified Public Offering, the holders of the then-outstanding Series A Preferred Stock shall receive, before any payments to the holders of common stock, $0.49 per share. The Company had not classified the Series A Preferred Stock as a liability as of September 30, 2006 as the redemption was not probable as of such date. The Company completed a Qualified Public Offering in fiscal period 2007 and redeemed the Series A Preferred Stock for $5,880,000 in July 2007.
Liquidation
In the event of any liquidation, dissolution, or change of control, as defined in the Company’s Certificate of Incorporation, as amended on January 9, 2007, the holders of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock would have received, before any payments to the holders of common stock, $0.49, $0.7487, $1.775 and $2.8602 per share, respectively.
9. Stockholders’ Equity (Deficit)
As of September 30, 2007, the authorized capital stock of the Company also includes 10,000,000 shares of preferred stock, $0.001 par value per share and 90,000,000 shares of common stock, $0.001 par value per share.
Reserved Common Stock
As of September 30, 2007, the Company has reserved common stock for the following:

As of
September 30,
2007
Number of
Shares
Incentive equity awards outstanding or available for grant under 2007 Stock Option Incentive Plan	1,276,602
Options outstanding under the 2001 Stock Option and Grant Plan	4,033,771
Warrants	66,782

5,377,155

Warrants to Purchase Common Stock
Pursuant to the equipment loan entered into in March 2002, the Company issued a warrant to the lender to purchase up to 30,000 common shares at an exercise price of $0.02. The fair value of the warrant, $13,000, was determined on the date of issuance using the Black-Scholes option-pricing model and was charged to as interest expense. The warrant was exercised during the 2007 fiscal period and is no longer outstanding.
Pursuant to the capital lease transaction entered into in June 2003, the Company issued a warrant to the lender to purchase 18,939 common shares at an exercise price of $1.32. The fair value of the warrant on the date of issuance using the Black-Scholes option-pricing model was nominal. The warrant was exercised during the 2007 fiscal period and is no longer outstanding.
Pursuant to the line of credit agreement entered into in July 2004, the Company issued the lender a warrant to purchase 66,782 shares of the Company’s common stock at an exercise price of $1.50. The warrant expires seven years from the date of issuance and the value of the warrant on the date of grant was nominal. The warrant was exercised in October 2007 and is no longer outstanding.
Stock Option Plan
The Company has two stock option plans, the 2001 Stock Option and Grant Plan (2001 Option Plan) and the 2007 Stock Option Incentive Plan (2007 Option Plan) or (the Plans), however, only the 2007 Option Plan is currently authorized to grant or issue new awards. The Company’s Board or Directors elected to stop the grant or issuance of new awards from the 2001 Option Plan upon the adoption of the 2007 Option Plan. The 2007 Option Plan provides for the issuance of up to 1,332,750 shares of common stock incentives. The Plans provides for the granting of incentive stock options (ISOs), nonqualified stock options, and stock grants. These incentives may be offered to the Company’s employees, officers, directors, consultants, and advisors, as defined.
Nonqualified options and stock grants may be issued at no less than par value per share of common stock. ISOs may be granted at no less than fair market value (FMV) on the date of grant, as determined by the Company’s Board of Directors (no less than 110% of FMV on the date of grant for 10% or greater stockholders). Each option shall be exercisable at such times and subject to such terms as determined by the Board of Directors, generally four years. Prior to January 1, 2006, options granted expired within ten years of issuance. Effective January 1, 2006, new options granted expire within six years of issuance.
The Company uses the Black-Scholes option pricing model to calculate the grant-date fair value of an award. The fair values of options granted were calculated using the following estimated weighted-average assumptions:

	Twelve Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2007	2006
Options granted	1,969,551	1,030,074
Weighted-average exercise prices stock options	$8.81	$2.27
Weighted-average grant date fair-value stock options	$3.61	$1.14

Assumptions:
Weighted-average expected volatility	47%	60%
Weighted-average expected term (in years)	4.1	4.1
Risk-free interest rate	4.72%	4.89%
Expected dividend yield	—	—

As there has been no public market for our common stock prior to July 25, 2007, we have determined the volatility for options granted in fiscal periods 2007 and 2006 based on an analysis of reported data for a peer group of companies that issued options with substantially similar terms. The expected volatility of options granted has been determined using an average of the historical volatility measures of this peer group of companies for a period equal to the expected life of the option. The expected volatility for options granted during the twelve months ended September 30, 2007 ranged from 41% to 55%. The expected volatility for options granted during the nine months ended September 30, 2006 ranged from 55% to 64%. The expected life of options granted subsequent to the adoption of SFAS No. 123(R) has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment. The expected life of options granted during the twelve months ended September 30, 2007 and the nine months ended September 30, 2006 was 4.1 years. For the twelve months ended September 30, 2007, the risk-free interest rate used ranged from 4.14% to 4.85%. For the nine months ended September 30, 2006, the risk-free interest rate used ranged from 4.60% to 5.08%. The risk-free interest rate is based on a zero coupon United States treasury instrument whose term is consistent with the expected life of the stock options. We have not paid and do not anticipate paying cash dividends on our shares of common stock; therefore, the expected dividend yield is assumed to be zero. In addition, SFAS No. 123(R) requires companies to utilize an estimated forfeiture rate when calculating the expense for the period, whereas SFAS No. 123 permitted companies to record forfeitures based on actual forfeitures, which was our historical policy under SFAS No. 123. As a result, we applied an estimated forfeiture rate, based on our historical forfeiture experience, of 4% in the twelve months ended September 30, 2007 and the nine months ended September 30, 2006 in determining the expense recorded in our consolidated statements of operations.
Prior to January 1, 2006, the Company granted stock options at exercise prices no less than the fair market value as determined by the Board of Directors, with input from management. The Company’s Board of Directors exercised judgment in determining the estimated fair value of the Company’s common stock on the date of grant based on a number of objective and subjective factors, including the Company’s operating and financial performance, external market conditions affecting the Company’s industry sector, an analysis of publicly-traded peer companies, the prices at which we sold shares of convertible preferred stock, the superior rights and preferences of securities senior to the Company’s common stock at the time of each grant, and the likelihood of achieving a liquidity event such as an initial public offering or sale of the Company. For all stock options grants made after January 1, 2006 through July 2007, the Board of Directors considered the factors listed above and the Company also engaged an unrelated third-party valuation specialist to prepare contemporaneous valuation reports to assist the Board of Directors with its determination of fair market value and to document the fair value of the Company’s common stock for financial reporting and income tax purposes.

The Company has incorporated the fair values determined in the contemporaneous valuations into the Black-Scholes option pricing model when calculating the compensation expense to be recognized for the stock options granted beginning from January 2006 through the Company’s initial public offering in July 2007. Subsequent to the initial public offering, the exercise price of options granted have been determined based on the fair market value of the Company’s common stock as determined by the public equity market.
A summary of the activity under the Company’s stock option plan for the fiscal period ended September 30, 2007 is presented below:

			Weighted-Average
		Weighted-Average	Remaining
	Options	Exercise Price	Contractual	Aggregate
	Outstanding	Per Share	Term in Years	Intrinsic Value
				(in thousands)

Outstanding at September 30, 2006	3,430,245	$1.48	6.33	$6,603

Options granted	1,969,551	8.81
Options exercised	(349,542)	1.11
Options forfeited	(19,290)	1.24
Options canceled	(464,524)	2.36

Outstanding at September 30, 2007	4,566,440	$4.58	5.71	$96,171

Options exercisable at September 30, 2007	1,571,157	$1.31	6.14	$38,234

Options vested or expected to vest at September 30, 2007(1)	4,296,713	$4.50	5.72	$90,850

(1)	In addition to the vested options, the Company expects a portion of the unvested options to vest at some point in the future. Options expected to vest is calculated by applying the result of an estimated forfeiture rate to the unvested options.
The total intrinsic value of options exercised (i.e. the difference between the market price at exercise and the price paid by the employee to exercise the options) during the twelve months ended September 30, 2007 was $4,003,000 and the total amount of cash received by the Company from exercise of these options was $387,000.
General Stock Awards Shares Information
Stock Awards
The Company’s share-based compensation plan provides for awards of common stock as other stock-based incentive awards to officers, other employees and certain non-employees. The awards generally do not have any time-based or performance-based criteria and are not typically subject to forfeiture if employment terminates. The Company granted 3,930 shares of common stock in the nine months ended September 30, 2006 and 5,228 shares of common stock in twelve months ended December 31, 2005. The Company recorded compensation expense of $7,000 and $8,000 in the nine months ended September 30, 2006 and the twelve months ended December 31, 2005, respectively. There is no remaining unrecognized compensation expense on stock awards at September 30, 2007.

Non-Vested (“Restricted”) Stock Awards With Service Conditions
The Company’s share-based compensation plan provides for awards of restricted shares of common stock and other stock-based incentive awards to officers, other employees and certain non-employees. Restricted stock awards can either be time-based or performance-based and are subject to forfeiture if employment terminates during the prescribed retention period. The Company is following the provisions of EITF Issue No. 00-23, Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 , and FASB Interpretation No. 44 (EITF 00-23) Issues 33(a) and 33(b), which governs the accounting for the purchase of restricted stock for cash when an employer has a call option that enables the employer to reacquire the shares that are subject to vesting. Under the provisions of EITF 00-23 Issues 33(a) and 33(b), the purchase is not considered substantive, and as a result, the consideration paid is considered a prepayment of the purchase price that should be recognized as a liability. Furthermore, these shares are not considered issued for accounting purposes until they vest. The Company granted 207,800 restricted shares with approximately one to four year time-based vesting in the twelve months ended December 31, 2005 and 235,777 restricted shares with four year time-based vesting in the nine months ended September 30, 2006. As of September 30, 2007 and 2006, the Company has recorded a liability for the refundable exercise price for unvested shares of $228,000 and $445,000 in the accompanying consolidated balance sheets, respectively. Of the 235,277 restricted shares issued in the nine months ended September 30, 2006, 51,500 shares of restricted common stock were issued at par value to a new member of the Company’s Board of Directors, which will vest over four years. As a result of the below fair market value grant, the Company will recognize a total stock-based compensation charge of approximately $139,000, which is being amortized on a straight line basis over the four year vesting period.
During the fiscal period 2007, the Company granted a total of 143,648 shares of restricted common stock that were issued at par value to a new member of the Company’s Board of Directors, an existing member of the Company’s Board of Directors, an executive of the Company, and to certain employees of the Company. The restricted common stock will vest over four years. As a result of the below market grants, the Company will recognize a stock based compensation charge of approximately $1,433,000, which is being recognized on a straight line basis over the four year vesting period.
For the twelve months ended September 30, 2007, we recognized approximately $116,000 in stock-based compensation expense related to these awards. The remaining unrecognized compensation expense on all restricted stock awards at September 30, 2007 was $1,412,000.
A summary of restricted share transactions with service conditions follows:

		Weighted-Average
		Grant-Date
	Shares	Fair Value
Balance Outstanding at September 30, 2006	286,725	$2.04
Granted	143,648	$9.98
Vested	(138,199)	1.88

Balance Outstanding at September 30, 2007	292,174	$6.01

For the twelve months ended September 30, 2007, the nine months ended September 30, 2006, and the twelve months ended December 31, 2005, approximately $1,522,000, $2,130,000 and $1,308,000 of expense was recorded in connection with stock-based awards, respectively. Unrecognized stock-based compensation expense of non-vested stock options of $7,101,000 at September 30, 2007 is expected to be recognized using the straight line method over a weighted-average period of 3.4 years. The adoption of SFAS No. 123(R) had no effect on cash flow for any period presented.

The following table summarizes stock-based compensation expense related to employee and director stock options, employee stock purchases, and restricted stock grants for the twelve months ended September 30, 2007, the nine months ended September 30, 2006 and the twelve months ended December 31, 2005 which was allocated as follows:

	Twelve Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	September 30,	September 30,	December 31,
	2007	2006	2005
		(in thousands)

Cost of services expense	$67	$5	$—
Sales and marketing expense	441	184	3
Research and development expense	465	1,902	1,290
General and administrative expense	549	39	15

Stock-based compensation expense included in operating expenses	$1,522	$2,130	$1,308

10. Income Taxes
As of September 30, 2007, the Company had U.S. federal and state net operating loss (NOL) carryforwards of approximately $25,181,000 which may be used to offset future taxable income. The NOL carryforwards expire through 2027, and are subject to review and possible adjustment by the Internal Revenue Service. The Company believes that its research and development activities may qualify for a tax credit. At September 30, 2007, the Company has not calculated the amount of research and development tax credits to which it may be entitled, if any. The research and development credits would be subject to a full valuation allowance. The Internal Revenue Code contains provisions that limit the NOL and tax credit carryforwards available to be used in any given year in the event of certain changes in the ownership interests of significant stockholders.
Income (loss) before provision for income taxes consists of the following:

	Fiscal Periods
	Twelve Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	September 30,	September 30,	December 31,
	2007	2006	2005
Domestic	$(600)	$(7,457)	$(8,048)
Foreign	997	335	286

Total	$397	$(7,122)	$(7,762)

The Company has not provided U.S. tax or foreign withholding taxes on unremitted earnings of foreign subsidiaries, as these amounts are considered permanently invested in the foreign subsidiaries.

The income tax provision for the twelve months ended September 30, 2007, the nine months ended September 30, 2006, and the twelve months ended December 31, 2005 consisted of the following:

Fiscal Periods
	Twelve Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	September 30,	September 30,	December 31,
	2007	2006	2005
(in thousands)

Current:
Federal	$—	$—	$—
State	—	—	—
Foreign	571	124	115

Total current	$571	$124	$115

Deferred
Federal	$—	$—	$—
State	—	—	—
Foreign	—	—	—

Total deferred	$—	$—	$—

The income tax provision for the twelve months ended September 30, 2007, the nine months ended September 30, 2006, and the twelve months ended December 31, 2005 differ from the amounts computed by applying the statutory federal income tax rate to the consolidated loss before income taxes, as follows:

	Fiscal Periods
	Twelve Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	September 30,	September 30,	December 31,
	2007	2006	2005
		(in thousands)

Expense computed at statutory rate	$135	$(2,417)	$(2,639)
Increase resulting from:
Valuation allowance	(193)	1,744	2,377
Meals and entertainment expenses	161	79	359
Stock option expense	300	601	—
Nondeductible expenses	7	107	—
Foreign rate differential	100	10	18
Other	61	—	—

Provision for income taxes	$571	$124	$115

Significant components of the Company’s net deferred tax assets and liabilities are as follows:

	As of
	September 30,	September 30,
	2007	2006
	(in thousands)

Deferred tax assets:
Net operating loss carryforwards	$9,643	$9,291
Accruals and allowance	83	85
Depreciation	87	49
Stock-based compensation	274	167
Deferred revenue	165	1,074

Gross deferred tax assets	10,252	10,666
Less valuation allowance	(10,252)	(10,666)

Total deferred tax assets	$—	$—

As reported:
Current deferred tax assets	83	85
Non-current deferred tax assets	10,169	10,581
Less valuation allowance	(10,252)	(10,666)

Total deferred tax assets	$—	$—

In evaluating the ability to realize its net deferred tax assets, the Company considers all available evidence, both positive and negative, including past operating results, the existence of cumulative losses in the most recent fiscal years, tax planning strategies that are prudent, and feasible, and forecasts of future taxable income. In considering sources of future taxable income, the Company makes certain assumptions and judgments which are based on the plans and estimates used to manage the underlying business of the Company. A full valuation allowance has been recorded against the gross deferred tax assets for all periods presented since management believes that after considering a number of factors including the positive and negative evidence regarding the realization of deferred tax assets that it is more likely than not that these assets will not be realized.
11. Commitments and Contingencies
Operating Leases
The Company conducts its operations in leased office facilities under various noncancelable operating lease agreements that expire through September 2010. Certain of the Company’s operating leases include escalating payment amounts. In accordance with SFAS No. 13, Accounting for Leases , the Company is recognizing the related rent expense on a straight-line basis over the term of the lease. Total rent expense under these leases was approximately, $1,844,000, $986,000 and $702,000 for the twelve months ended September 30, 2007, the nine months ended September 30, 2006, and the twelve months ended December 31, 2005. Subsequent to September 30, 2007, we amended our corporate headquarters facility lease by increasing the amount of approximate square feet of commercial space to 47,638 and extending the scheduled expiration date to 2013. The additional future obligation has been reflected in the table below.
Future minimum lease payments under noncancelable operating leases at September 30, 2007 are as follows:

As of
Years Ending September 30:	September 30, 2007
(in thousands)

2008	$1,883
2009	1,682
2010	1,329
2011	1,409
2012	1,457
2013	615

Total	$8,375

Litigation
From time to time and in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At September 30, 2007 and 2006, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated financial position, results of operations, or cash flows.

12. Segment Information
SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information , establishes standards for reporting information about operating segments in annual financial statements and requires selected information of these segments be presented in interim financial reports to stockholders. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in making decisions on how to allocate resources and assess performance. The Company’s chief operating decision making group, as defined under SFAS No. 131, consists of the Company’s chief executive officer and president, and chief financial officer. The Company views its operations and manages its business as one operating segment.
Geographic Data
Net sales to unaffiliated customers by geographic area were as follows:

	Fiscal Periods
	Twelve Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	September 30,	September 30,	December 31,
	2007	2006	2005
		(in thousands)

United States	$39,371	$18,476	$13,582
United Kingdom	11,003	4,458	4,086
International, excluding United Kingdom	12,305	1,634	656

Total	$62,679	$24,568	$18,324

13. 401(k) Plan
In 2002, the Company established a discretionary 401(k) Profit Sharing Plan that is available to all full-time employees in the month following their date of hire and who have attained the age of 18. The Company did not make any contributions to the plan during the twelve months ended September 30, 2007, the nine months ended September 30, 2006, and the twelve months ended December 31, 2005.
14. Quarterly Financial Data (unaudited)
The following table presents the Company’s unaudited quarterly consolidated results of operations for each of the seven quarters in the period ended September 30, 2007. The unaudited quarterly consolidated information has been prepared on the same basis as our audited consolidated financial statements. You should read the following table presenting our quarterly consolidated results of operations in conjunction with our audited consolidated financial statements and the related notes included elsewhere in this Annual Report on Form 10-K. The operating results for any quarter are not necessarily indicative of the operating results for any future period.

	Three Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2007	2007	2007	2006	2006	2006	2006
	(unaudited)
	(in thousands except per share data)

Total net revenue	$19,403	$16,208	$14,278	$12,790	$10,647	$7,751	$6,170
Total cost of revenue	3,477	2,835	1,984	1,856	1,533	1,301	1,078
Gross profit	15,926	13,373	12,294	10,934	9,114	6,450	5,092
Total operating expenses	16,281	13,631	12,435	11,119	10,417	9,469	8,272
Loss from operations	(355)	(258)	(141)	(185)	(1,303)	(3,019)	(3,180)
Net loss applicable to common stockholders	$(183)	$(362)	(259)	$(152)	$(1,312)	$(3,072)	$(3,216)
Basic and diluted net loss per share	$(0.01)	$(0.03)	(0.02)	$(0.01)	$(0.11)	$(0.27)	$(0.28)
Weighted average shares used in calculation of basic and diluted net loss per share	22,799	12,094	11,931	11,900	11,693	11,573	11,389